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                                                                    Exhibit 21.1
                                                                Fiscal 2000 10-K



                              OUTLOOK GROUP CORP.

                             List of Subsidiaries*




     Outlook Foods, Inc., a Wisconsin corporation**

     Outlook Label Systems, Inc., a Wisconsin corporation

     Outlook Packaging, Inc., a Wisconsin corporation


(All are wholly-owned by Outlook Group Corp.)
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*  Represents all companies at to which Outlook Group Corp. holds 50% or more of the outstanding securities.

** Outlook Foods is inactive.